UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2022

SES AI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39845	98-1567584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

SES AI Corporation
35 Cabot Road
Woburn, MA 01801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (339) 298-8750

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SES	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SES WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

Explanatory Note

As previously disclosed, on February 3, 2022, SES AI Corporation (the “Company”, formerly known as Ivanhoe Capital Acquisition Corp. (“Ivanhoe”) prior to the Business Combination described herein) consummated its previously announced business combination (the “Business Combination”) with SES Holdings Pte. Ltd., a Singapore private company limited by shares (“Old SES”), pursuant to the terms of that certain Business Combination Agreement (as amended, the “Business Combination Agreement”) by and among Ivanhoe, Old SES, and Wormhole Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares, and a direct, wholly-owned subsidiary of Ivanhoe (“Amalgamation Sub”). Pursuant to the terms of the Business Combination Agreement Amalgamation Sub merged with and into Old SES, with Old SES as the surviving company and becoming a wholly owned subsidiary of the Company.

(a) Dismissal of independent registered public accounting firm

On April 15, 2022, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) approved the dismissal of Withum Smith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm.

Withum’s report of independent registered public accounting firm on Ivanhoe’s balance sheet as of December 31, 2021 and 2020 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2021 and the period from July 8, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from July 8, 2020 (inception) to December 31, 2021, and during the subsequent interim period through April 15, 2022, there were no disagreements with Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the period from July 8, 2020 (inception) to December 31, 2021, and during the subsequent interim period through April 15, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended) other than the material weakness in internal controls identified by management related to the classification of a portion of Ivanhoe’s Class A Common Stock in permanent equity rather than temporary equity and the Company’s accounting for warrants issued in connection with the initial public offering and private placement of securities, which resulted in the restatement of Ivanhoe’s consolidated balance sheet as of January 11, 2021 and its interim consolidated financial statements for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, as set forth in Ivanhoe’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2021, as filed with the Securities and Exchange Commission on November 29, 2021, Form 10-Q/A for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on December 21, 2021, and Form 8-K/A as of January 11, 2021 as filed with the Securities and Exchange Commission on December 21, 2021.

The Company has provided Withum with a copy of the foregoing disclosures and requested that Withum furnish the Company with a letter addressed to the SEC stating whether Withum agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated April 18, 2022, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of new independent registered public accounting firm

On April 15, 2022, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. KPMG previously served as the independent registered public accounting firm of Old SES prior to the Business Combination. During the period from July 8, 2020 (Ivanhoe’s inception) to December 31, 2021, and the subsequent interim period through April 15, 2021, the Company did not consult KPMG with respect to (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Withum Smith+Brown, PC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SES AI Corporation

Date: April 18, 2022	By:	/s/ Jing Nealis
	Name:	Jing Nealis
	Title:	Chief Financial Officer